Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER

AND CHIEF FINANCIAL OFFICER

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), Michael J. Kasbar, the President and Chief Operating Officer of the Company, and Francis X. Shea, the Executive Vice-President and Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Annual Report of the Company on Form 10-K, for the fiscal year ended December 31, 2003 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2004

/s/ Paul H. Stebbins
Paul H. Stebbins Chairman and Chief Executive Officer

/s/ Michael J. Kasbar
Michael J. Kasbar President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea Executive Vice-President and Chief Operating Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906

HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND

FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.